SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2021

Wikisoft Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-706-0806

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2021, the Company entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton Funds”), an unrelated third party. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell Common Stock of the Company to Triton Funds having an aggregate value of $750,000 at a fixed price of $1.50 per share (the “Investment Amount”).

The CSPA requires that the Company issue to Triton Funds an Administrative Fee of 25,000 shares of Common Stock and a deduction of $10,000 from the Investment Amount at Closing.

Triton Funds’ obligation to purchase securities is conditioned on an effective registration statement for the shares being purchased and Triton Funds’ ownership not exceeding 4.99% of the issued and outstanding shares of the Company giving effect to such purchase.

In connection with the CSPA, the Company also executed a Common Stock Purchase Warrant (the “Warrant”) under which Triton Funds is granted a three-year right to purchase up to 500,000 common shares of the Company (the “Warrant Shares”) subject to the terms and conditions of the Warrant.

The foregoing descriptions of the CSPA and the Warrant are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the CSPA the Warrant, copies of which is attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Warrant
10.1	Common Stock Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wikisoft Corp.

/s/ Carsten Kjems Falk

Carsten Kjems Falk

President

Date: June 11, 2021

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